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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

         Date of Report (Date of Earliest Event Reported): June 5, 2006

                                  BLUEFLY, INC.
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             (Exact Name of Registrant as Specified in its Charter)

            Delaware                 001-14498               13-3612110
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  (State or Other Jurisdiction      (Commission           (I.R.S. Employer
       of Incorporation)            File Number)       Identification Number)

                     42 West 39th Street, New York, NY 10018
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               (Address of Principal Executive Offices) (Zip Code)

                                 (212) 944-8000
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              (Registrant's Telephone Number, Including Area Code)

                                 Not Applicable
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          (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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

ITEM 1.01  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

Stock Purchase Agreement

         On June 5, 2006, Bluefly, Inc. (the "Company") entered into a Stock Purchase Agreement (the "Purchase Agreement") with Quantum Industrial Partners LDC ("QIP"), SFM Domestic Investments, LLC ("SFM" and, together with QIP, the "Soros Parties"), Maverick Fund USA, Ltd., Maverick Fund, L.D.C., Maverick Fund II, Ltd. (collectively, the "Maverick Parties") and Prentice-Bluefly, LLC ("Prentice" and, together with the Maverick Parties, collectively, the "Investors"), pursuant to which, among other things, the Company has agreed to sell 60,975,610 shares of its common stock, par value $.01 per share (the "Common Stock"), at a price of $0.82 per share, in a private placement (the "Private Placement"). The aggregate proceeds from the Private Placement will be $50 million, half of which will be purchased by each Investor. The purchase price of $0.82 per share represents an 11% premium to the closing bid price of the Common Stock on June 5, 2006. The closing of the Private Placement is expected to occur on or about June 15, 2006 (the "Closing Date"), subject to the satisfaction of certain customary closing conditions, including the absence of a material adverse change to the business or financial condition of the Company. The Soros Parties have agreed, as a condition to the closing of the Private Placement, that they will convert (the "Conversion") all of their outstanding Series A, Series B, Series C, Series D, Series E and Series F Convertible Preferred Stock (collectively, the "Preferred Stock") into shares of the Company's Common Stock on the Closing Date. Upon the closing of the Conversion, the remaining shares of the Series D Convertible Preferred Stock, which are held by investors other than the Soros Parties, will automatically convert into an aggregate of approximately 744,283 shares of Common Stock (based upon (x) the number of shares of Series D Convertible Preferred Stock held by such other investors on June 5, 2006, and (y) a conversion price of $0.76 per share (the "Series D Conversion Price")), plus accrued and unpaid dividends of approximately $253,000, which will be paid in shares of Common Stock (valued at the Series D Conversion Price). As a result of the Private Placement, and in accordance with the anti-dilution provisions contained in the Certificate of Powers, Designations, Preferences and Rights of Series F Convertible Preferred Stock, the conversion price of the Series F Preferred Stock will be adjusted to $0.82 per share on the Closing Date.

         On the Closing Date, the Company will pay (the "Soros Payment") the Soros Parties, in cash or substantially in cash, all of the principal and all of the accrued but unpaid interest on the outstanding convertible notes (the "Notes") held by the Soros Parties and all of the accrued but unpaid dividends on the shares of Preferred Stock to be converted by the Soros Parties. As a result, $25 million of the proceeds of the Private Placement will be used to pay the Soros Payment and the remaining proceeds will be used by the Company for general corporate purposes. The Company will have the right to redeem the Series F Convertible Preferred Stock from the holders thereof (other than the Soros Parties who will be converting their Series F Convertible Preferred Stock into Common Stock on the Closing Date), at the face value thereof, plus accrued dividends (approximately $60,000 at June, 5, 2006). No determination has yet been made by the Board of Directors of the Company (the "Board of Directors") regarding such redemption. The Private Placement and the Conversion are referred to herein collectively as the "Transaction."

         Holders of the Series D Convertible Preferred Stock have preemptive rights to purchase their proportionate percentage of the shares to be issued in the Private Placement. The Company has provided notice of such rights to such holders (other than the Soros Parties who are waiving such rights). To the extent that such holders exercise their preemptive rights, the number of shares to be purchased by the Investors will be reduced on a pro rata basis.

         The Company has agreed to enter into a voting agreement (the "Voting Agreement") with the Soros Parties and the Investors on the Closing Date, whereby the Soros Parties will have the right to designate three designees to the Board of Directors and each Investor will have the right to designate one designee, in each case subject to minimum ownership thresholds and subject to compliance with applicable Nasdaq rules. The Voting Agreement will also provide that one designee of the Soros Parties and the designee of each Investor will have the right to serve on the Compensation Committee and the Governance and Nominating Committee of the Board of Directors, subject to compliance with Nasdaq's rules regarding independent directors serving on such committees, or Nasdaq's transitional rules, to the extent applicable. If the Company establishes an Executive Committee, the designees of Soros and each Investor will be entitled to also serve on such committee.

         The Purchase Agreement contains the agreement of the Soros Parties and each Investor that each will not, without the approval of a majority of the independent directors of the Company (i) for a period of three years from the Closing Date, purchase or acquire, or agree to purchase or acquire, any shares of capital stock of the Company, subject to certain exceptions, including exceptions for the (x) the purchase of shares pursuant to their Right of First Refusal (as defined below) and, (y) after eighteen months from the Closing Date, a purchase by any Investor of shares of capital stock up to a level which does not equal or exceed the lesser of (x) 30% of the outstanding shares of Common Stock of the Company at the time of such purchase, or (y) the ownership of the Soros Parties at the time of such purchase; or a purchase by the Soros Parties of shares of capital stock in an amount up to 15% of the outstanding shares of Common Stock on the Closing Date, (ii) for a period of five years from the Closing Date, except as provided in the Voting Agreement or the Purchase Agreement, join a partnership, limited partnership, syndicate or other group within the meaning of Section 13(d) of the Securities Exchange Act of 1934, as amended, including a group consisting of other Investors for the purpose of acquiring, holding or voting any shares of capital stock of the Company, or
(iii) for a period of three years from the Closing Date, seek to commence a proxy contest or other proxy solicitation for the purposes of modifying the composition of the Board of Directors.

         The Purchase Agreement further provides that, subject to certain limited exceptions, the Soros Parties and the Investors will not, for a period of six (6) months after the Closing Date, sell, offer to sell, solicit offers to buy, dispose of, loan, pledge or grant any right with respect to, any shares of capital stock of the Company.

         The Purchase Agreement also provides a right of first refusal (the "Right of First Refusal") to the Soros Parties and the Investors to provide the financing in any private placement of the Company's Common Stock that the Company seeks to consummate within one year of the Closing Date. The Right of First Refusal is subject to certain maximum ownership restrictions and certain other exceptions set forth in the Purchase Agreement.

         Under the terms of the Purchase Agreement, the Company has agreed to use its commercially reasonable efforts to (i) prepare and file with the Commission a registration statement (the "Registration Statement") to register the shares of Common Stock sold in the Private Placement within 120 days of the Closing Date and (ii) cause the Registration Statement to be declared effective by the Commission within 180 days of the Closing Date. The Company will be liable for certain penalties set forth in the Purchase Agreement for the failure to meet such filing and effective date deadlines. The Investors also received certain "piggy-back" registration rights covering the Common Stock purchased in the Private Placement.

Fee Letter

         On June 5, 2006, the Company entered into a Fee Letter (the "Fee Letter") with the Soros Parties, pursuant to which the Company and the Soros Parties have each agreed to pay one half of the placement fee payable to Allen & Company LLC ("Allen") as a result of the consummation of the Transaction. The Company engaged Allen to serve as financial advisor and placement agent in connection with the Transaction, and agreed to pay Allen a placement fee for such service in the aggregate amount of 5% of the gross proceeds from the Private Placement.

Waiver and Consent Letter

         On June 5, 2006, the Company entered into a Waiver Letter (the "Waiver Letter") with Wells Fargo Foothill, Inc. ("Wells Fargo"), pursuant to which Wells Fargo has agreed to waive certain restrictive covenants contained in the Loan and Security Agreement, dated as of July 26, 2005 by and between the Company and Wells Fargo. This waiver is necessary to enable the Company to repay the Notes, pay the dividends on the Preferred Stock and redeem the Series F Convertible Preferred Stock, if it chooses to do so.

Incorporation of Exhibits by Reference

         The foregoing is a summary of the terms of the Purchase Agreement, Voting Agreement, Fee Letter and Waiver Letter and does not purport to be complete and is qualified in its entirety by reference to the full text of the Purchase Agreement, Voting Agreement, Fee Letter and Waiver Letter, copies of which are attached hereto as Exhibit 10.1, 10.2, 10.3, and 10.4, respectively.

Material Relationships between the Company and the other Parties

         The following is a brief description of material relationships between the Company and the other parties to such agreements:

         The Soros Parties currently beneficially own approximately 75% of the Company's Common Stock, through their ownership of the Common Stock and Preferred Stock. As a result of the Transaction, the Soros Parties will beneficially own approximately 39.5% of the Company's Common Stock and will continue to be the largest shareholders of the Company.

         Currently, the Soros Parties hold all the Company's outstanding Series A Preferred Stock and Series B Preferred Stock and, as such, have the right to elect two designees to the Board of Directors (the "Preferred Designees"). The Preferred Designees are each entitled to seven votes on any matter that comes before the Board of Directors. Accordingly, the Preferred Designees currently control 14 out of the possible 20 votes on the Board of Directors. Following the Conversion, the Soros Parties will lose their Preferred Designees on the Board of Directors, but will have the right to designate three directors to the Board of Directors pursuant to the Voting Agreement.

         In February 2006, the Company extended the maturity dates on the Notes issued to the Soros Parties. The maturity dates of the Notes, which were originally due in January 2004 and April 2004, respectively, were each extended for one year, from May 1, 2006 to May 1, 2007.

         In July 2005, QIP issued a $2 million letter of credit (the "Soros LC") in favor of Wells Fargo as security for the Company's obligations under its credit facility with Wells Fargo (the "Credit Facility"). Subject to certain conditions, if the Company defaults on any of its obligations under the Credit Facility, Wells Fargo has the right to draw upon the Soros LC to satisfy any such obligations. If Wells Fargo draws on the Soros LC, pursuant to the terms of a reimbursement agreement between the Company, QIP and Soros Fund Management LLC ("Soros Management"), the Company would have the obligation to, among other things, reimburse QIP and Soros Management for any amounts drawn under the Soros LC plus interest accrued thereon. In addition, the Company is required to pay Soros Management an annual fee in connection with the issuance and maintenance of the Soros LC in an amount equal to the fee that the Company would be required to pay in order to have a similar letter of credit issued under the Credit Facility. For the year beginning on the date of the closing of the Credit Facility, this formula requires an annual fee of $55,000. In connection with the Soros LC, the Company granted QIP a subordinated lien on substantially all of its assets, including its cash balances, in order to secure its reimbursement obligations. If the Company defaults under the Credit Facility, Wells Fargo and/or QIP would be entitled, among other things, to foreclose on the Company's assets in order to satisfy its obligations under the Credit Facility.

Compensation Arrangements with Certain Named Executive Officers

         In connection with the Private Placement, the Compensation Committee of the Board awarded bonuses to Melissa Payner-Gregor, the Company's chief executive officer, Patrick Barry, the Company's chief operating officer and chief financial officer, and Martin Keane, the Company's senior vice president of e-commerce, in the amounts of $400,000, $200,000 and $25,000, respectively. These bonuses are payable upon the consummation of the Private Placement.

         The Compensation Committee is currently negotiating an extension of the employment agreements of Ms. Payner-Gregor and Mr. Barry. The Compensation Committee has adopted a resolution recommending that as part of such extensions, they each receive additional equity compensation, such that they each have equity awards (inclusive of awards currently held by them) aggregating 4% of the common stock of the Company to be outstanding after giving effect to the Transaction. The grant of a portion of these additional awards will require certain amendments to the Company's 2005 Stock Incentive Plan and such amendments will be subject to board and stockholder approval.

ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES.

         As described in greater detail above under "Item 1.01 Entry into a Material Definitive Agreement--Stock Purchase Agreement," on June 5, 2006, the Company entered into the Purchase Agreement, pursuant to which, among other things, the Company has agreed to sell 60,975,610 shares of Common Stock.

         The aggregate offering price of the shares of Common Stock agreed to be sold is $50 million and the aggregate placement agent commissions are $2.5 million. Allen has acted as the Company's financial advisor and placement agent for the Transaction.

         The issuance of the Common Stock to be sold in the Transaction is deemed exempt from the registration provisions of the Securities Act of 1933, as amended (the "Securities Act"), by reason of the provision of Section 4(2) of the Securities Act regarding their status as accredited investors (as such term is defined under Rule 501 promulgated under the Securities Act), and their acquisition of shares of Common Stock for investment and not with a current view to distribution thereof, except as such distribution may be permissible under applicable law. The certificates representing the shares of Common Stock to be issued in the Transaction shall contain a legend to the effect that such shares are not registered under the Securities Act and may not be transferred except pursuant to a registration which has become effective under the Securities Act or pursuant to an exemption from such registration.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits.

10.1 Stock Purchase Agreement, dated as of June 5, 2006, by and among Bluefly, Inc., Quantum Industrial Partners LDC, SFM Domestic Investments, LLC and the investors listed on the signature pages attached thereto.
10.2 Form of Voting Agreement by and among Bluefly, Inc., Quantum Industrial Partners LDC, SFM Domestic Investments, LLC, Maverick Fund USA, Ltd., Maverick Fund, L.D.C., Maverick Fund II, Ltd. and Prentice-Bluefly, LLC.
10.3 Fee Letter, dated June 5, 2006, by and among Bluefly, Inc., Quantum Industrial Partners LDC and SFM Domestic Investments, LLC.
10.4 Waiver Letter, dated June 5, 2006, by and between Bluefly, Inc. and Wells Fargo Retail Finance, LLC.

                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 7, 2006

                                          BLUEFLY, INC.


                                          By:    /s/ Patrick Barry
                                                 -------------------------------
                                          Name:  Patrick Barry
                                          Title: Chief Operating Officer and
                                                 Chief Financial Officer

                                  EXHIBIT INDEX

10.1 Stock Purchase Agreement, dated as of June 5, 2006, by and among Bluefly, Inc., Quantum Industrial Partners LDC, SFM Domestic Investments, LLC and the investors listed on the signature pages attached thereto.
10.2 Form of Voting Agreement by and among Bluefly, Inc., Quantum Industrial Partners LDC, SFM Domestic Investments, LLC, Maverick Fund USA, Ltd., Maverick Fund, L.D.C., Maverick Fund II, Ltd. and Prentice-Bluefly, LLC.
10.3 Fee Letter, dated June 5, 2006, by and among Bluefly, Inc., Quantum Industrial Partners LDC and SFM Domestic Investments, LLC.
10.4 Waiver Letter, dated June 5, 2006, by and between Bluefly, Inc. and Wells Fargo Retail Finance, LLC.